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                                                                April __, 1996


Mr. Irving R. Fischer
909 Third Avenue
New York, New York 10022

Dear Irving:

        We are pleased to confirm our agreement that you shall serve as President and Chief Operating Officer of Starrett Corporation ("Starrett" or the "Company") with a base salary at the rate of $500,000 per annum, all effective August 1, 1995.

        You shall also be entitled to Incentive Compensation for 1996, as calculated and paid (subject to the following) in your prior Incentive Compensation Agreement. In the event your employment with the Company terminates for any reason during 1996, your Incentive Compensation shall be prorated on the basis of the number of days elapsed during 1996 prior to such termination; provided, however, that you shall be entitled to Incentive Compensation for all of 1996 if your termination of employment results from or follows a failure by Starrett to continue you in your present positions with the Company, a Change in Control (as defined below), your termination by the Company not for cause
(as defined in your prior Employment Agreement) or your death or permanent incapacity (as defined in your prior Employment Agreement); with any payment of Incentive Compensation under this sentence being based solely on the actual Adjusted Pre-tax Income of Starrett for 1996. A Change in Control shall mean the acquisition by any individual, entity or group (as such term is defined in the Securities Exchange Act of 1934 ("Exchange Act")) (a "Person"), other than any Person who is currently the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the Company's outstanding Common Stock, as a result of which such acquiring Person is the beneficial owner of 25% or more of the Company's outstanding Common Stock; a change in the Company's Board of Directors such that the existing directors cease to constitute a majority of the members of such Board; or a sale of all or substantially all of the assets, a merger or consolidation, or a similar transaction of or involving the Company.

                                        Very truly yours,

                                        STARRETT CORPORATION



                                        By: ______________________________
                                                  Paul Milstein
                                                  Chairman of the Board


AGREED:

_______________________
Irving R. Fischer


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